Exhibit 5 under Form N-1A
                                      Exhibit 10 under Item 601/Reg. S-K

                           FEDERATED GNMA TRUST

                       INVESTMENT ADVISORY CONTRACT

     This Contract is made between FEDERATED MANAGEMENT, a Delaware business Fund having its principal place of business in Pittsburgh, Pennsylvnia (hereinafter referred to as `Adviser''), and FEDERATED GNMA TRUST, a Massachusetts business Fund having its principal place of business in Pittsburgh, Pennsylvania (hereinafter referred to as the `Fund''), and is based on the following premises:

     (a) That the Fund is an open-end management investment company as that term is defined in the Investment Company Act of 1940 and is registered as such with the Securities and Exchange Commission;

     (b) That Adviser is engaged in the business of rendering investment advisory and management services.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. The Fund hereby appoints Adviser as investment adviser and Adviser accepts the appointment. Subject to the direction of the Trustees of the Fund, Adviser shall provide investment research and supervision of the investments of the Fund and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of the Fund portfolio.

     2. Adviser, in its supervision of the investments of the Fund will be guided by the Fund's fundamental investment policies and the provisions and restrictions contained in the Declaration of Fund and By-Laws of the Fund and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission.

     3. The Fund shall pay all of its expenses, including, without limitation, the expenses of continuing the Fund's existence; fees and expenses of Trustees and Officers of the Fund; fees for investment advisory services and administrative personnel and services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940 and any amendments thereto; expenses of registering and qualifying the Fund and its shares under Federal and State laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; expenses of registering, licensing or other authorization of the Fund as a broker-dealer and of its Officers as agents and salesmen under Federal and State laws and regulations; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of share certificates), purchase, repurchase, and redemption of shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitation therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Fund. The Fund will also pay extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Fund to indemnify its Trustees, officers, employees, shareholders, distributors, and agents with respect thereto.
     4. For all services rendered by Adviser hereunder, the Fund shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual gross investment advisory fee equal to .40% of the average daily net assets of the Fund. Such fees shall be accrued and paid daily at the rate of 1/365th of .40% of the daily net assets of the Fund.

     5. The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of the Fund) to the extent that the Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

     6. The term of this Contract shall continue in effect for two years from its execution and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Fund, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party (other than as Trustees of the Fund ) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation.

     7. Notwithstanding any provision in this Contract, it may be terminated at any time, without the payment of any penalty, by the Trustees of the Fund, or by a vote of a majority of the outstanding voting securities of the Fund on sixty (60) days' written notice to Adviser.

     8. This Contract may not be assigned by Adviser and shall automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to asset it in carrying out this Contract.

     9. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Fund or any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

     10. This Contract may be amended at any time by agreement of the parties, provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Fund, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Fund ) cast in person at a meeting called for that purpose, and by the holders of a majority of the outstanding voting securities of the Fund.

     11. Adviser is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Fund and agrees that the obligations assumed by the Fund pursuant to this Contract shall be limited in any case to the Fund and its assets and Adviser shall not seek satisfaction of any obligation from the shareholders of the Fund, the Trustees, officers, employees, or agents of the Fund, or any of them.

     12. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

     13. The parties hereto acknowledge that Federated Investors has reserved the right to grant the non-excusive use of the name `Federated'' or any derivative thereof to any other investment company, investment adviser, distributor, or other business enterprise, and to withdraw from the Fund the use of the name `Federated.'' The name ``Federated'' will continue to be used by the Fund so long as such use is mutually agreeable to Federated Investors and the Fund.

     14. The Fund is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Fund of the Adviser and agrees that the obligations assumed by the Adviser pursuant to this Contract shall be limited in any case to the Adviser and its assets and, except to the extent expressly permitted by the Investment Company Act of 1940, the Fund shall not seek satisfaction of any obligation from the shareholders of the Adviser, the Trustees, officers, employees or agents of the Adviser, or any of them.


     IN WITNESS WHEREOF, the parties have caused this Contract to be executed on their behalf by their duly authorized officers and their seals to be affixed hereto this 1st day of August, 1989.

Attest:                       FEDERATED MANAGEMENT

/s/ John W. McGonigle         /s/ Edward C. Gonzales
                Secretary                  Vice President

Attest:                       FEDERATED GNMA TRUST

/s/ John W. McGonigle         /s/ John F. Donahue
    Secretary                     Chairman